Exhibit 10.1

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

as amended and restated effective February 17, 2020

NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

Table of Contents

ARTICLE I INTRODUCTION	1

ARTICLE II DEFINITIONS; CONSTRUCTION	1
Section 2.1 Definitions	1
Appreciation Right	1
Award Agreement	1
Base Price	1
Board	1
Change in Control	1
Code	3
Committee	3
Company	3
Common Share	3
Date of Grant	3
Date of Grant	3
Disability	3
Effective Date	3
Exchange Act	3
Fair Market Value	3
Incentive Award	3
Incentive Stock Options	4
Option Price	4
Optionee	4
Other Award	4
Outside Director	4
Participant	4
Performance Objectives	4
Performance Period	4
Performance Share	4
Performance Unit	4
Plan	4
Restricted Share	4
Restricted Share Unit	4
Retirement	4
Spread	5
Stock Option	5
Subsidiary	5
Section 2.2 Construction	5

ARTICLE III COMMON SHARES SUBJECT TO THE PLAN	5
Section 3.1 General	5
Section 3.2 Share Counting	6

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Section 15.18 Compliance with Code Section 409A	20
Section 15.19 Limited Effect of Restatement	20

ARTICLE XVI DURATION OF THE PLAN	21

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NUCOR CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

as amended and restated effective February 17, 2020

ARTICLE I

INTRODUCTION

The Company adopted and established the Nucor Corporation 2014 Omnibus Incentive Compensation Plan effective as of January 1, 2014, and the Plan was subsequently approved by the Company’s stockholders at the 2014 annual meeting held on May 8, 2014. The Company desires to amend and restate the Plan to (a) authorize additional shares for award under the Plan, (b) update the provisions of the Plan applicable to performance-based awards in response to recent changes to Section 162(m) of the Code, (c) extend the term of the Plan from December 31, 2023 to February 16, 2030, and (d) otherwise meet current needs.

ARTICLE II

DEFINITIONS; CONSTRUCTION

Section 2.1 Definitions. For purposes of the Plan, capitalized terms used herein shall have the following meanings:

“Appreciation Right” means a right granted pursuant to Article VI.

“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of Stock Options, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards awarded under the Plan. An Award Agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Base Price” means the price used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(a) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the

Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c) the consummation of a reorganization, merger, consolidation, statutory share exchange, liquidation, dissolution or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”), unless immediately following such Reorganization or Sale: (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

“Committee” means the Compensation and Executive Development Committee of the Board.

“Company” means Nucor Corporation, a Delaware corporation and any successor thereto.

“Common Share” means a share of the common stock, par value of $0.40, of the Company or any security into which such share may be changed by reason of any transaction or event of the type referred to in Article XI.

“Date of Grant” means the date specified by the Committee on which a grant of Stock Options, Appreciation Rights, Performance Units, Performance Shares or Incentive Awards or a grant or sale of Restricted Shares or Restricted Share Units shall become effective.

“DGCL” is defined in Section 12.1.

“Disability” means “disability” or “disabled” as defined in any long-term disability plan sponsored by the Company or a Subsidiary in which the Participant participates. In the event the Participant does not participate in any long-term disability plan sponsored by the Company or a Subsidiary, “disability” means the Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

“Effective Date” means February 17, 2020, subject to approval of the Plan by the Company’s stockholders at the 2020 annual meeting of the Company’s stockholders or any adjournment thereof.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” of a Common Share on any given date means (a) the closing price of such Common Share as reported on the New York Stock Exchange composite tape on the immediately preceding day or (b) if Common Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day that Common Shares were traded on such exchange, all as reported by such source as the Committee may select.

“Incentive Award” means a cash award to a Participant pursuant to Article VIII.

“Incentive Stock Options” means Stock Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Option Price” means the purchase price payable on exercise of a Stock Option.

“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Stock Option.

“Other Award” means an award to a Participant pursuant to Article IX.

“Outside Director” means a member of the Board who is not also an employee of the Company or a Subsidiary.

“Participant” means any director, officer, employee or consultant of the Company or its Subsidiaries who is selected by the Committee to receive an award under the Plan.

“Performance Objectives” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Stock Options, Appreciation Rights, Restricted Shares and Restricted Share Units. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations.

“Performance Period” means, in respect of a Performance Unit, Performance Share or Incentive Award, a period of time established pursuant to Article VII or VIII within which the Performance Objectives relating to such Performance Share, Performance Unit or Incentive Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article VII.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article VII.

“Plan” means the Nucor Corporation 2014 Omnibus Incentive Compensation Plan, as set forth herein and as amended from time to time.

“Restricted Share” means a Common Share granted or sold pursuant to Article V of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Article V has expired.

“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article V.

“Retirement” means the voluntary termination of a Participant’s employment after the date the Participant has attained such age and completed such years of service as may be specified by the Committee, and if required in the Award Agreement, with the approval of the Committee.

“Spread” means the excess of the Fair Market Value on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

“Stock Option” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Article IV.

“Subsidiary” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

Section 2.2 Construction. To the extent the definitions ascribed to the terms in Section 2.1 are different from the definitions ascribed to the same or similar terms in any other employee benefit plan sponsored or maintained by the Company, the definitions in Section 2.1 shall govern and control for purposes of administering this Plan only and shall not affect or modify or otherwise be used for the administration of any such other employee benefit plan. Whenever used herein, unless the context clearly indicates otherwise, a pronoun in the masculine gender shall include the feminine gender, and the singular shall include the plural and the plural the singular. The conjunction “or” shall include both the conjunctive and disjunctive, and the adjective “any” shall mean one or more or all. Article, section and paragraph headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. A reference to a “Section” or an “Article” means a Section or Article of the Plan and not of another source unless another source is specified or clearly indicated. Any reference in the Plan to the masculine gender is for convenience of expression only and includes the feminine gender unless the context clearly indicates otherwise.

ARTICLE III

COMMON SHARES SUBJECT TO THE PLAN

Section 3.1 General. Subject to adjustment as provided in Article XI, the number of Common Shares that may be issued or transferred from and after January 1, 2014 (a) upon the exercise of Stock Options or Appreciation Rights, (b) as Restricted Shares and released from substantial risks of forfeiture thereof, (c) in payment of Restricted Share Units that have become vested, (d) in payment of Performance Units or Performance Shares that have been earned, (e) in payment of awards granted under Article IX or (f) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 19,000,000 (which amount represents the sum of 13,000,000 (the number of Common Shares available for issuance under the Plan when it was initially adopted effective January 1, 2014) plus 6,000,000 (the increase in the number of Common Shares available for issuance under the Plan made by this amendment and restatement of the Plan)). Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

Section 3.2 Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available under Section 3.1 or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 3.2. Common Shares subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards. Common Shares withheld in payment of the exercise price or taxes relating to an award and Common Shares surrendered in payment of any exercise price or taxes relating to an award shall be considered Common Shares delivered to the Participant and shall not be available for awards under the Plan. In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be considered Common Shares delivered to the Participant (regardless of the number of Common Shares actually delivered to the Participant) and shall not be available for awards under the Plan. This Section 3.2 shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

Section 3.3 Award Limitations. Notwithstanding any other provision of the Plan to the contrary:

(a) in no event shall any Participant in any calendar year receive:

(i) an award of Stock Options, Appreciation Rights and Other Awards, in the aggregate, for more than 1,000,000 Common Shares, subject to adjustment as provided in Article XI;

(ii) an award of Performance Shares, Restricted Shares or Restricted Share Units specifying Performance Objectives covering more than 500,000 Common Shares, subject to adjustment as provided in Article XI;

(iii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $10,000,000; or

(iv) an Incentive Award of more than $10,000,000; and

(b) the sum of the grant date value of equity-based awards and cash fees that may be granted or paid to an Outside Director as compensation for services as an Outside Director in any calendar year shall not exceed $750,000.

ARTICLE IV

STOCK OPTIONS

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Stock Options. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Article XI.

(b) Each grant shall specify an Option Price per share, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee, or (iii) by a combination of such methods of payment.

(d) To the extent permitted by applicable laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(f) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable.

(g) Any grant of Stock Options may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

(h) Stock Options granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(i) No Stock Option shall be exercisable more than 10 years from the Date of Grant.

(j) Each grant of Stock Options shall be evidenced by an Award Agreement which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(k) No Stock Option may provide for the payment of dividend equivalents to the Optionee.

ARTICLE V

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

The Committee may authorize the grant of Restricted Shares and Restricted Share Units or the sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of a Restricted Share at the Date of Grant.

(c) The Restricted Shares covered by each such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code over a period of time and the Restricted Share Units covered by each such grant shall be subject to a vesting period determined by the Committee at the Date of Grant provided that the period for which such substantial risk of forfeiture or vesting is to continue shall not be less than three years with respect to grants to Participants who are employees, except, in either case, (i) in the event of the Participant’s death, Disability or Retirement or a Change in Control, (ii) a maximum of one hundred (100) Restricted Shares or Restricted Share Units may be granted to an employee who is not an officer without minimum vesting if such award is based on the length of the employee’s continuous full-time service and (iii) up to five percent (5%) of the Common Shares authorized under the Plan may be awarded as Restricted Shares or Restricted Share Units without any minimum vesting requirements.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture or vesting is to continue (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee) and (ii) the Restricted Share Units shall not be transferable.

(e) Any grant of Restricted Shares or Restricted Share Units may specify Performance Objectives that, if achieved, shall result in termination or early termination of the restrictions applicable to such shares or vested or early vesting of such units. Each grant may specify in respect of such Performance Objectives a minimum acceptable level of achievement and, if so specified, may also set forth a formula for determining the number of Restricted Shares on which restrictions will terminate or the number of Restricted Share Units which will become vested if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Restricted Shares or Restricted Share Units subject to Performance Objectives shall specify that, before the restrictions period with respect to the Restricted Shares is terminated or the Restricted Share Units become vested, the Committee must determine that the Performance Objectives have been satisfied.

(f) Each grant Restricted Share Units shall specify the time and manner of payment of Restricted Share Units that have become vested. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g) Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, each certificate representing a Restricted Share shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificate is registered, endorsed in blank and covering such Restricted Share.

ARTICLE VI

APPRECIATION RIGHTS

The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Each grant of an Appreciation Right shall be evidenced by an Award Agreement, which shall (i) describe such Appreciation Right, (ii) state that such Appreciation Right is subject to all the terms and conditions of the Plan and (iii) contain such other terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(e) No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

(f) Each grant shall specify a Base Price, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(g) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(h) No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

ARTICLE VII

PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Performance Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except in the event of a Change in Control) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(c) Any grant of Performance Units or Performance Shares shall specify Performance Objectives which, if achieved, shall result in payment or early payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied. The grant of Performance Units or Performance Shares shall specify that, before the Performance Units or Performance Shares shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e) Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(g) The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

ARTICLE VIII

INCENTIVE AWARDS

The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Performance Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) The Performance Period with respect to each Incentive Award shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(b) Any grant of an Incentive Award shall specify Performance Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of an Incentive Award shall specify that, before the Incentive Award shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(c) Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(d) Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

ARTICLE IX

OTHER AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of, the Company. The Committee shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Article IX shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine. Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under the Plan. The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

ARTICLE X

RESTRICTIVE COVENANTS

Section 10.1 Noncompetition. An Award Agreement may require, as determined by the Committee in its sole discretion, that in the event a Participant, at any time during the Participant’s employment with the Company and for a period of up to two (2) years thereafter, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, stockholder or in any other capacity, owns, manages, operates, joins, controls or participates in the ownership, management, operation or control of, or furnishes any capital to, or is connected in any manner with, or provides any services as a consultant for, any business which Competes with the Company or a Subsidiary, the Participant shall (a) immediately forfeit any portion of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s action as described in this section.

Section 10.2 Non-solicitation. An Award Agreement may also require, as determined by the Committee in its sole discretion, that for a period of up to two (2) years from the date of termination of employment, in the event the Participant who received the award subject to the Award Agreement, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, solicits or offers employment to any person who has been employed by the Company or a Subsidiary at any time during the six (6) months immediately preceding such solicitation or solicits, contacts or attempts to influence any “Customer” or “Prospective Customer” of the Company to alter its business with the Company or to conduct business with another business which Competes with the Company or a Subsidiary, the Participant shall (a) immediately forfeit all of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s solicitation under this section. “Customer” means any customer of the Company with whom the Participant or the Participant’s direct reports had significant contact during the six (6) month period preceding the Participant’s termination of employment. “Prospective Customer” means any person or entity targeted by the Company as a potential user of the Company’s products or services, and whom the Participant or the Participant’s direct reports participated in the solicitation of during the six (6) month period preceding the Participant’s termination of employment.

ARTICLE XI

ADJUSTMENTS

The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Common Share-based awards outstanding hereunder, in the Option Price and Base Price provided in outstanding Stock Options or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Shares underlying outstanding awards under the Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under the Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Article III as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Article XI; provided, however, that any such adjustment to a Stock Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Stock Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Article XI if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Article 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Article 409A of the Code with respect to an outstanding award.

ARTICLE XII

ADMINISTRATION OF THE PLAN

Section 12.1 Committee Authority. The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 (or any successor provisions thereto) and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Section 12.2 Indemnification. No member of the Board, the Committee or any employee of the Company or a Subsidiary (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE XIII

CHANGE IN CONTROL

In the event of a Change in Control after the date of the adoption of the Plan, unless (a) otherwise provided in the applicable Award Agreement or (b) provision is made in connection with the Change in Control for (i) assumption of awards previously granted or (ii) substitution for previously granted awards with new awards (which, in the discretion of the Committee, may have the same vesting schedule as the awards assumed) covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Option Prices and Base Prices, if applicable, then:

(a) any outstanding Stock Options or Appreciation Rights then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;

(b) all Performance Units, Performance Shares and Incentive Awards shall be paid out and earned as if the date of the Change in Control were the last day of the applicable Performance Period and the greater of “actual” or “target” performance levels had been achieved; and

(c) all other outstanding awards then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change in Control.

Notwithstanding the foregoing, nothing contained in this Article XIII shall affect the Committee’s authority to make the adjustments provided in Article XI in the event of a Change in Control.

ARTICLE XIV

AMENDMENTS AND TERMINATION

Section 14.1 Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Common Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board or the Committee without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) increase the maximum number of Common Shares for which awards may be granted under the Plan or (b) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any award has been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such award, unless otherwise provided by the Committee in the applicable Award Agreement. Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 14.2 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary. Notwithstanding the foregoing, the Company reserves the right to amend any award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 14.3 Prohibition of Certain Amendments and Re-Pricings. Notwithstanding any provision herein to the contrary, the repricing of Stock Options or Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of a Stock Option or Appreciation Right to lower its Option Price or Base Price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Option or Appreciation Right at a time when its Option Price or Base Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article XI. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Stock Option grant to provide for automatic “reload” rights, the automatic grant of Stock Options to the Optionee upon the exercise of Stock Options using Shares or other equity.

ARTICLE XV

OTHER MATTERS

Section 15.1 Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime an award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that (a) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (b) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that (i) Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and (ii) in no event may a Stock Option or Appreciation Right be transferred for consideration. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

Section 15.2 No Rights to Awards. No Participant or other person shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of awards. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 15.3 Share Certificates. All certificates for Common Shares or other securities of the Company delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

Section 15.4 Withholding. A Participant may be required to pay to the Company or any Subsidiary, and the Company or any Subsidiary has the right and is hereby authorized to withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Common Shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. If Common Share withholding is applied, to the extent necessary to avoid adverse accounting consequences, the Company will withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Section 15.5 Award Agreements. Each award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the award and any rules applicable thereto, including, but not limited to, the effect on such award of the death, Disability, Retirement or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

Section 15.6 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 15.7 No Right to Employment. The grant of an award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Subsidiary, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Subsidiary may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

Section 15.8 No Rights as Stockholder. No Participant or holder or beneficiary of any award has any rights as a stockholder with respect to any Common Shares to be distributed under the Plan until he or she has become the holder of such Common Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Article XI, Section 14.2 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Common Shares, other securities or other property), or other events relating to, Common Shares subject to an award for which the record date is prior to the date such Shares are delivered.

Section 15.9 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Section 15.10 Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

Section 15.11 Other Laws. The Committee may refuse to issue or transfer any Common Shares or other consideration under an award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the federal and any other applicable securities laws.

Section 15.12 No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Subsidiary.

Section 15.13 No Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 15.14 Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

Section 15.15 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant makes any disposition of Common Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten (10) days of such disposition.

Section 15.16 Recoupment of Awards. The Committee may require in any Award Agreement that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

Section 15.17 International Employees. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are nationals of an country other than the United States of America or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15.18 Compliance with Code Section 409A.

(a) The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

(b) If an award under the Plan is subject to Section 409A of the Code and a Change in Control is a payment event for the award under Section 409A of the Code, then for purposes of determining whether a payment event has occurred with respect to the award, a Change in Control will not be deemed to have occurred unless it also constitutes a “change in the ownership or effective control” of the Company as defined in Section 409A of the Code.

Section 15.19 Limited Effect of Restatement. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date. Not in limitation of the foregoing, it is the intention of the Company that all awards made under the Plan prior to the Effective Date that are intended to be “performance-based” compensation under Section 162(m) of the Code (prior to its amendment by the Tax Cuts and Jobs Act of 2017) shall continue to be administered, earned, vested and settled in accordance with the applicable Award Agreement and the applicable provisions of the Plan as in effect immediately prior to the Effective Date.

ARTICLE XVI

DURATION OF THE PLAN

No awards shall be made under the Plan after February 16, 2030, but all awards made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed this instrument on behalf of the Company as of the 17th day of February, 2020.

NUCOR CORPORATION

/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President